Citadel Broadcasting Corporation Reports Record 2003 Fourth Quarter and Full Year Operating Results
  Net Revenue Up 7.8% for the Fourth Quarter
  Fourth Quarter Operating Income Increased to $4.9 Million in 2003 as Compared to a Loss of $4.6 Million in 2002
  Fourth Quarter Operating Income Excluding Non-Cash Expenses Increased to $42.0 Million in 2003 as Compared to $36.1 Million in 2002, an Increase of 16.3%
  On January 29, 2004, the Company Entered into an Agreement to Acquire Four Radio Stations in Memphis, TN for $100.0 Million.
Las Vegas, Nevada, February 6, 2004 - Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the fourth quarter of 2003.

December 31, 2003 – Fourth Quarter Results

Net revenues in the fourth quarter of 2003 were a record $102.2 million compared with $94.8 million in the fourth quarter of 2002, an increase of $7.4 million, or 7.8%. The increase in revenues was due to higher revenues at the Company’s existing stations as well as the acquisitions completed in 2003, including radio stations acquired in New Orleans and Des Moines (the "Wilks Acquisition"), which was effective September 8, 2003. The Wilks Acquisition contributed approximately $3.8 million in net revenues for the fourth quarter of 2003.

Operating income for the fourth quarter of 2003 was $4.9 million compared with a loss of $4.6 million in the corresponding 2002 period, resulting in an overall increase of $9.5 million. The increase in operating income for the fourth quarter was primarily due to higher revenues and a decrease in non-cash stock compensation expense.

Operating income excluding non-cash expenses (depreciation, amortization and non-cash stock compensation expense) was a record $42.0 million for the fourth quarter 2003 compared to $36.1 million for the fourth quarter 2002, an increase of $5.9 million, or 16.3%. The Wilks Acquisition contributed approximately $1.7 million in operating income excluding non-cash expenses to the fourth quarter results.

On a pro forma basis, assuming all of the acquisitions, including the Wilks Acquisition, were completed as of the beginning of the periods presented, net revenues would have increased approximately 2% and operating income excluding non-cash charges would have increased approximately 10% for the fourth quarter of 2003 as compared to the fourth quarter of 2002.

Free cash flow (defined as operating income excluding non-cash charges, less net interest expense, capital expenditures and cash taxes) was a record $30.6 million for the three months ended December 31, 2003 compared to $13.1 million for the three months ended December 31, 2002, an increase of $17.5 million, or 133.6%.

Farid Suleman, Chairman of the Board and Chief Executive Officer of Citadel Broadcasting Corporation stated: "The Company is pleased with its fourth quarter operating results." Mr. Suleman added that "the Company had record fourth quarter and full year operating results in spite of a tough advertising environment and the 2003 increases were also over record operating results in 2002. The Company was able to successfully integrate the acquisitions in New Orleans and Des Moines and the Company is well positioned to grow both from existing stations was well as acquisitions in 2004."

Net interest expense decreased $5.3 million to $9.5 million for the quarter ended December 31, 2003 from $14.8 million for the quarter ended December 31, 2002, a decrease of 35.8%. Net interest expense included amortization of deferred financing costs of approximately $0.5 million and $0.9 million for the three-month periods ended December 31, 2003 and 2002, respectively. The decrease in net interest expense was primarily due to a reduction in both outstanding borrowings under the Company’s senior credit facility and lower interest rates for the quarter ended December 31, 2003 when compared to the same period in 2002.

Depreciation and amortization expense of $34.9 million for the quarter ended December 31, 2003 was relatively unchanged from $36.0 million for the quarter ended December 31, 2002. Amortization expense for the quarter ended December 31, 2003 and 2002 includes approximately $27.9 million and $28.8 million, respectively, of expense related to the Company’s Advertiser Base asset, established upon the initial acquisition of Citadel Communications Corporation in June 2001. The amortization for the Advertiser Base asset will decline significantly beginning in the second half of 2004 and in 2005.

Income tax expense for the quarter ended December 31, 2003 was $7.9 million (of which $7.5 million was non-cash) compared with an income tax benefit of $2.7 million (of which $2.9 million was non-cash) for the quarter ended December 31, 2002. The income tax expense for the quarter ended December 31, 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of. The income tax benefit for the quarter ended December 31, 2002 was primarily due to benefits related to the Company’s net operating losses offset by increases in the valuation allowance. The income tax expense/(benefit) includes cash taxes of approximately $0.4 million and $0.2 million for the three months ended December 31, 2003 and 2002, respectively.

Net loss for the quarter ended December 31, 2003 was $13.6 million, or $0.11 per basic and diluted share, as compared to a net loss of $16.8 million, or $0.17 per basic and diluted share for the same period in 2002. The net loss for the quarter ended December 31, 2003 included non-cash expense of $1.2 million due to the write-off of deferred financing costs as a result of an amendment to the Company’s senior debt facility. In addition, the net loss for both periods was significantly impacted by depreciation and amortization expense of $34.9 million and $36.0 million and non-cash stock compensation of $2.2 million and $4.8 million for the three months ended December 31, 2003 and 2002, respectively.

2

The loss per share amounts were computed based on the weighted average number of common shares outstanding during the three months ended December 31, 2003 and 2002. On August 1, 2003, the Company sold 25.3 million shares (including an over allotment of 3.3 million shares) of common stock at $19.00 per share.

December 31, 2003 – Year-to-Date Results

Net revenues for the year ended December 31, 2003 were $371.5 million compared with $348.9 million for the year ended December 31, 2002, an increase of $22.6 million, or 6.5%. The increase in revenues was due to higher revenues at the Company’s existing stations as well as the acquisitions completed in 2003, including the Wilks Acquisition. The Wilks Acquisition contributed approximately $4.8 million in net revenues to the year-ended December 31, 2003.

Operating loss for the year ended December 31, 2003 was $4.0 million compared with $41.7 million in the corresponding 2002 period, a decrease of $37.7 million, or 90.4%. The decrease in operating loss for the year ended December 31, 2003 was primarily due to higher revenues and a decrease in non-cash stock compensation expense.

Operating income excluding non-cash expenses was $147.0 million for the year ended December 31, 2003 compared to $127.3 million for the year ended December 31, 2002, an increase of $19.7 million, or 15.5%. The Wilks Acquisition contributed approximately $2.2 million in operating income excluding non-cash expenses to the year-end results.

On a pro forma basis, assuming all of the acquisitions, including the Wilks Acquisition, were completed as of the beginning of the periods presented, net revenues would have increased approximately 3% and operating income excluding non-cash charges would have increased approximately 13% for the year ended December 31, 2003 as compared to the year ended December 31, 2002.

Free cash flow was a record $91.2 million for the year ended December 31, 2003 compared to $49.8 million for the year ended December 31, 2002, an increase of $41.4 million, or 83.1%.

Net interest expense decreased $13.4 million to $48.3 million for the year ended December 31, 2003 from $61.7 million for the same period in 2002, a decrease of 21.7%. Net interest expense includes amortization of deferred financing costs of approximately $3.0 million and $3.7 million for the years ended December 31, 2003 and 2002, respectively. This decrease in net interest expense was primarily due to a reduction in both outstanding borrowings under the Company’s senior credit facility and lower interest rates for the year ended December 31, 2003 when compared to the same period in 2002.

Depreciation and amortization of $140.7 million for the year ended December 31, 2003 was relatively unchanged from $143.1 million for the year ended December 31, 2002. Amortization expense for the year ended December 31, 2003 and 2002 included approximately $114.3 million and $115.4 million, respectively, of expense related to the Company’s Advertiser Base. The Advertiser Base amortization expense for the years ending December 31, 2004 and 2005 is estimated at $67.8 million and $7.0 million, respectively.

3

Income tax expense for the year ended December 31, 2003 was $28.0 million (of which $26.6 million was non-cash) compared to an income tax benefit of $14.2 million (of which $15.3 million was non-cash) for the year ended December 31, 2002. The income tax expense for the year ended December 31, 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of. The income tax benefit for the year ended December 31, 2002 was primarily due to benefits related to the Company’s net operating losses offset by increases in the valuation allowance. The income tax expense/(benefit) includes cash taxes of approximately $1.4 million and $1.1 million for the years ended December 31, 2003 and 2002, respectively.

Net loss for the year ended December 31, 2003 was $89.6 million, or $0.83 per basic and diluted share, as compared to a net loss of $89.2 million, or $0.93 per basic and diluted share for the same period in 2002. The net loss for the year ended December 31, 2003 included a non-cash expense of approximately $9.3 million due to the write-off of $8.1 million in deferred financing costs as a result of the repayment of senior debt from the proceeds of the Company’s initial public offering of its common stock on August 1, 2003 and the write-off of $1.2 million in deferred financing costs as a result of an amendment to the Company’s senior debt facility in the fourth quarter of 2003. In addition, the net loss for both periods was significantly impacted by depreciation and amortization expense of $140.7 million and $143.1 million and non-cash stock compensation of $10.3 million and $25.9 million for the years ended December 31, 2003 and 2002, respectively.

The loss per share amounts were computed based on the weighted average number of common shares outstanding during the years ended December 31, 2003 and 2002. On August 1, 2003, the Company sold 25.3 million shares (including an over allotment of 3.3 million shares) of common stock at $19.00 per share.

Outlook for 2004

The Company expects mid-single digit revenue growth for 2004 and estimates operating income excluding non-cash expenses to be between $168 million and $173 million. These estimates exclude the recently announced Memphis acquisition.

Citadel Broadcasting Corporation is the sixth largest radio broadcasting company in the United States based on net broadcasting revenue. The Company owns and operates 150 FM and 62 AM radio stations in 44 markets, including clusters of four or more stations in 34 markets. Citadel has a national presence, and its portfolio of stations is diversified in terms of format and target demographics, as well as geographic location.

4

Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; and changes in capital expenditure requirements. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements.

5

CITADEL BROADCASTING CORPORATION
Condensed Consolidated Financial Data
(Amounts in Thousands, except per share data)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,

Condensed Statements of Operations	2003	2002	2003	2002

Net Revenues	$102,201	$94,778	$371,509	$348,869

Cost of Revenues	28,584	26,110	102,237	94,972
Selling, General and Administrative	28,957	29,376	112,090	114,622
Corporate General and Administrative	2,695	2,642	10,094	10,751
Non-Cash Stock Compensation	2,158	4,752	10,339	25,886
Depreciation and Amortization	34,889	35,977	140,659	143,079
Other, Net	(14)	523	53	1,237

Operating Income (Loss)	4,932	(4,602)	(3,963)	(41,678)

Non-Operating Expenses (Income):
Net Interest Expense, Including Amortization of Debt Issuance Costs
of $541 and $913 for the Three Months Ended December 31, 2003
and 2002, Respectively, and $3,036 and $3,652 for the Year
Ended December 31, 2003 and 2002, Respectively	9,505	14,839	48,254	61,707
Write-off of Deferred Financing Costs Due to Extinguishment of Debt	1,191	-	9,345	-

Total Non-Operating Expenses, Net	10,696	14,839	57,599	61,707

Loss before Income Taxes	(5,764)	(19,441)	(61,562)	(103,385)

Income Tax Expense/(Benefit)	7,857	(2,668)	28,008	(14,219)

Net Loss	$(13,621)	$(16,773)	$(89,570)	$(89,166)

Basic and Diluted Net Loss Per Common Share	$(0.11)	$(0.17)	$(0.83)	$(0.93)

Weighted Average Common Shares Outstanding	122,916	96,134	107,360	96,134

	December 31, 2003	December 31, 2002

	(Amounts in Thousands)
Selected Balance Sheet Data:
Cash and Cash Equivalents	$3,467	$2,134
Working Capital	52,181	29,083
Total Assets	2,249,333	2,198,333
Notes Payable (Including Current Portion)	168,111	521,000
Subordinated Debt	500,000	500,000
Total Shareholders' Equity	1,232,444	866,575

6

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in thousands)

The following tables set forth the Company’s Operating Income excluding Non-Cash Charges (non-cash charges include depreciation, amortization and non-cash stock compensation) for the three and twelve months ended December 31, 2003 and 2002. The Company defines Operating Income excluding Non-Cash Charges as net loss adjusted to exclude the following line items presented in its Statement of Operations: income tax expense/(benefit), write off of deferred financing costs, net interest expense, depreciation and amortization and non-cash stock compensation.

The Company uses Operating Income excluding Non-Cash Charges, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Operating Income excluding Non-Cash Charges is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP or as measures of liquidity. Operating Income excluding Non-Cash Charges, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Operating Income excluding Non-Cash Charges excludes certain financial information compared with net loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of Operating Income excluding Non-Cash Charges to net loss, the most directly comparable amount reported under GAAP.

7

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,

	2003	2002	2003		2002

Operating Income Excluding Non-Cash Charges	$41,979	$36,127	$147,035		$127,287
Non-Cash Stock Compensation	(2,158)	(4,752)	(10,339)		(25,886)

Operating Income Before Depreciation and Amortization	39,821	31,375	136,696		101,401
Depreciation and Amortization	(34,889)	(35,977)	(140,659)		(143,079)

Operating Income (Loss)	4,932	(4,602)	(3,963)		(41,678)
Net Interest Expense	9,505	14,839	48,254		61,707
Write off of Deferred Financing Costs due to Extinguishment of Debt	1,191	-	9,345		-

Loss before Income Taxes	(5,764)	(19,441)	(61,562)		(103,385)
Income Tax Expense/(Benefit)	7,857	(2,668)	28,008		(14,219)

Net Loss	$(13,621)	$(16,773)	$(89,570)	$	(89,166)

Free cash flow is defined by the Company as operating income excluding non-cash charges less net interest expense, capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP or as measures of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

8

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,

	2003		2002		2003	2002

Operating Income (Loss)	$4,932	$	(4,602)	$	(3,963)	$ (41,678)
Plus (Minus)
Depreciation and Amortization	34,889		35,977		140,659	143,079
Non-Cash Stock Compensation	2,158		4,752		10,339	25,886
Interest Expense, Net	(9,505)		(14,839)		(48,254)	(61,707)
Capital Expenditures	(1,465)		(8,039)		(6,162)	(14,695)
Cash Taxes	(392)		(199)		(1,422)	(1,059)

Free Cash Flow	$30,617		$13,050		$91,197	$ 49,826

Contact: Citadel Broadcasting Corporation
Randy Taylor 702/804-5200

9